                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                ________________



                                    FORM 8-K


                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported) February 10, 1999


                                  ____________


                          LOCKHEED MARTIN CORPORATION

            (Exact name of registrant as specified in its charter)



      Maryland                     1-11437                   52-1893632
   (State or other               (Commission               (IRS Employer
     jurisdiction                File Number)           Identification No.)
   of incorporation)


6801 Rockledge Drive, Bethesda, Maryland                       20817
(Address of principal executive offices)                     (Zip Code)


                                (301) 897-6000
             (Registrant's telephone number, including area code)


                                  ____________


                                Not Applicable
            (Former name or address, if changed since last report)


--------------------------------------------------------------------------------

Item 5.  Other Events

     Lockheed Martin Corporation, a Maryland corporation (the "Corporation"), acting through Regulus, LLC, a single member Delaware limited liability company ("Regulus") and a wholly-owned subsidiary of the Corporation, pursuant to a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") has extended a tender offer (the "Offer") by the Regulus to purchase up to 49% (less certain adjustments) of the issued and outstanding shares (the "Shares") of common stock, without par value, of COMSAT Corporation, a District of Columbia corporation (the "Company"), at a price of $45.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 25, 1998 and in the related Letter of Transmittal. The Offer is being made pursuant to an Agreement and Plan of Merger dated as of September 18, 1998, among the Company, the Corporation and Deneb Corporation, a wholly-owned subsidiary of the Corporation. The Schedule 14D-1 was initially filed with the Securities and Exchange Commission on September 25, 1998.

     The Corporation is filing this Current Report on Form 8-K to provide the following information to its stockholders:

     On January 21, 1999, Representative Tom Bliley, Chairman of the House Committee on Commerce, and Senator Conrad Burns, Chairman of the Senate Subcommittee on Communications, sent a letter (the "Letter") to William E. Kennard, Chairman of the Federal Communications Commission (the "FCC") urging the FCC not to take any action to permit any company (including the Corporation and Regulus) to purchase more than 10 percent of the Company prior to Congress adopting satellite reform legislation. Copies of the Letter and a related news release issued by Representative Bliley and Senator Burns were filed as Exhibit
(a)(13) to Amendment No. 5 to the Schedule 14D-1.

     If the FCC, in deference to the position expressed in the Letter, does not proceed with its review of the Corporation's filings related to the Offer or, if the FCC's review does not otherwise proceed on the schedule the Corporation anticipated, the Offer may not be completed in the first half of 1999, the time-frame previously disclosed by the Corporation as the time-frame during which it expected the Offer to close. Further, if the FCC were to delay or slow its review, and if Congress does not make rapid progress on satellite reform legislation, the Offer may not be completed by September 18, 1999. If this occurs, under the terms of the Merger Agreement, the parties may terminate the Merger Agreement. The parties may also elect not to avail themselves of that right or may elect to amend the Merger Agreement to extend this date. If Congress enacts legislation promptly, the Merger may be accelerated from the year-end date previously estimated by the Corporation as the date by which it expected the Merger to close. Conversely, if the legislative process moves slowly, the Merger is unlikely to occur by year-end.


Item 7.  Financial Statements and Exhibits

Exhibit No.  Description
-----------  -----------

99 Text of a letter from Representative Tom Bliley and Senator Conrad Burns to William E. Kennard, Chairman of the Federal Communications Commission, and accompanying News Release issued by Representative Tom Bliley and Senator Conrad Burns dated January 22, 1999 (incorporated by reference to Exhibit (a)(13) to Amendment No. 5 to the Schedule 14D-1 filed by Lockheed Martin Corporation and Regulus, LLC on January 25, 1999).

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  LOCKHEED MARTIN CORPORATION

                                  /s/ Stephen M. Piper
                                  ---------------------
                                  Stephen M. Piper
                                  Assistant Secretary



10 February 1999


INDEX TO EXHIBITS

Exhibit No.  Description
-----------  -----------

99 Text of a letter from Representative Tom Bliley and Senator Conrad Burns to William E. Kennard, Chairman of the Federal Communications Commission, and accompanying News Release issued by Representative Tom Bliley and Senator Conrad Burns dated January 22, 1999 (incorporated by reference to Exhibit (a)(13) to Amendment No. 5 to the Schedule 14D-1 filed by Lockheed Martin Corporation and Regulus, LLC on January 25, 1999).